SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2010
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Health Care Reform on Medicare Part D Subsidy Reimbursements — Under an existing Federal program, many companies including Otter Tail Corporation receive reimbursements under the Medicare Part D retiree drug subsidy (RDS) program to encourage them to provide retiree prescription drug coverage. The tax advantage of the reimbursements under the RDS program has been eliminated by the Patient Protection and Affordable Care Act (H.R. 3590) including modifications included in the Health Care and Education Reconciliation Act of 2010 (the “Act’) passed by Congress on March 25, 2010 and signed into law by the President. Although the elimination of this tax advantage does not take effect until 2013 under the Act, Otter Tail Corporation is required to recognize the full accounting impact in its financial statements in the period in which the Act is signed. Because future anticipated retiree health care liabilities and related tax impacts are already reflected in Otter Tail Corporation’s financial statements, the change in law will result in a reduction of the value of the company’s deferred tax asset related to the RDS program. This reduction in value will create a one-time non-cash charge to income tax expense of approximately $1.7 million (approximately $.05 per share) in the first quarter of 2010. Cash impacts of this charge will be realized over many years beginning in 2013.
Otter Tail Corporation’s previously-communicated 2010 earnings outlook was based on tax law in effect at the time and does not include the impact of this change. The earnings outlook will be updated when results for the first quarter are released on May 3, 2010.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2010	OTTER TAIL CORPORATION
	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

2